Exhibit 99.1

First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 3900
Chicago, IL 60606
312/344-4300
FAX: 312/922-9851
MEDIA RELEASE
First Industrial Realty Trust Reports
Fourth Quarter and Full Year 2010 Results
•	Occupancy Improved 300 Basis Points Since Year-End 2009 to 85%

•	Completed the Sale of Four Properties and Two Land Parcels Totaling $8.2 Million of Gross Proceeds; Closed Three Additional Sales in 1Q11 to Date Totaling $7.7 Million

•	Closed One Secured Financing Transaction for Gross Proceeds of $9.8 Million

•	Raised $41 Million by Issuing 4.9 Million Shares at Average Price of $8.24 Per Share through ATM Program

•	Repurchased $18.0 Million of September 2011 Exchangeable Notes and Retired a $13.0 Million Mortgage; Retired a $14.5 Million Mortgage in 1Q11

•	Full Year G&A Expense Reduced by 30% from 2009 Levels
CHICAGO, February 23, 2011 — First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for fourth quarter and full year 2010. Diluted net income (loss) available to common stockholders per share (EPS) was ($0.43) in the fourth quarter, compared to $0.18 a year ago. Full year 2010 diluted net loss available to common stockholders was $(3.53) per share, compared to $(0.28) per share in 2009.
First Industrial’s fourth quarter FFO was $(0.02) per share/unit on a diluted basis, compared to $0.60 per share/unit last year. Full year 2010 FFO was $(1.71) per share/unit on a diluted basis versus $2.08 per share/unit in 2009.
FFO results for the fourth quarter of 2010 reflect several one-time items including a non-cash impairment charge of $0.31 per share related to the planned sale of certain non-strategic assets and $0.02 of funds from operations from joint ventures from the sale of certain assets. FFO results for the full year 2010 reflect $2.85 per share of impairment charges, a $0.16 gain from the sale of interests in certain joint ventures, and $0.06 loss on retirement of debt.
“The industrial real estate market continued to recover, driven by broad-based tenant demand in response to the strengthening economy,” said Bruce W. Duncan, First Industrial’s president and CEO. “With the benefit of this improved environment, our team was able to deliver an increase in occupancy of 300 basis points in 2010.”
< more >

Portfolio Performance for On Balance Sheet Properties — Fourth Quarter 2010
•	In-service occupancy was 85.0% at the end of the quarter, compared to 83.6% at the end of the third quarter, and 82.0% at the end of 2009.

•	Retained tenants in 55.4% of square footage up for renewal. For the full year 2010, tenant retention averaged 64.8%.

•	Excluding lease termination fees, same property cash basis net operating income (NOI) declined 2.0%. Including lease termination fees, same property NOI declined 2.8%.

•	Rental rates decreased 17.2% on a cash basis; leasing costs were $3.08 per square foot, reflecting a higher proportion of new leases relative to renewals in the quarter.
Capital Markets Activities and Financial Position (Balance Sheet Information)
In the fourth quarter, the Company:
•	Repurchased approximately $18.0 million of its 4.625% September 2011 Exchangeable Notes and retired a $13.0 million mortgage loan.

•	Completed the sale of four industrial properties on balance sheet totaling approximately 304,000 square feet of gross leaseable area (GLA), as well as two land parcels, for total aggregate gross proceeds of approximately $8.2 million.

•	Closed one secured financing transaction generating gross borrowing proceeds of approximately $9.8 million at an interest rate of 5.0% with a five year maturity. This transaction was secured by two properties totaling approximately 0.2 million square feet of GLA.

•	Completed the issuance of 4.9 million shares of the Company’s common stock at an average price of $8.24 per share, generating approximately $41 million in gross proceeds, through the Company’s “at-the-market” equity offering program.
In the first quarter of 2011 to date, the Company:
•	Retired a $14.5 million mortgage originated in 2009 with an interest rate of 6.75%.

•	Completed the sale of three industrial properties totaling approximately 339,000 square feet of GLA for gross proceeds of approximately $7.7 million.

•	Obtained a commitment for a secured financing transaction expected to generate gross proceeds in excess of $175 million at an interest rate of approximately 4.45%, with a maturity of seven years. The secured financing transaction remains subject to lender due diligence and documentation, and there can be no assurance that it will close or generate the expected proceeds.
“With the capital markets strong, we continue to focus our efforts on reducing our overall leverage and extending our maturities,” said Scott Musil, acting chief financial officer.
Common Dividend Policy
First Industrial’s dividend policy is to distribute the minimum amount required to maintain its REIT status. The Company did not declare any common stock dividends in 2010 and may not pay common stock dividends in 2011, depending on its taxable income. If required to pay common stock dividends in 2011, the Company may elect to satisfy this obligation by distributing a combination of cash and common shares.
< more >

Outlook for 2011
Mr. Duncan stated, “We anticipate that demand for industrial real estate will continue to improve in 2011, as economic growth continues. Tenants are active in identifying space for expansions or for changing supply chain requirements. However, existing supply remains elevated in most of our markets, which continues to affect rental rates on new and renewal leasing.”

	Low End of	High End of
	Guidance for 2011	Guidance for 2011
	(Per share/unit)	(Per share/unit)
Net Income (Loss) Available to Common Stockholders	(0.80)	(0.70)
Add: Real Estate Depreciation/Amortization	1.61	1.61

FFO (NAREIT Definition)	$0.81	$0.91

FFO Excluding Restructuring Charges	$0.83	$0.93

The following assumptions were used:
•	Average in-service occupancy for 2011 of 85.0% to 87.0%

•	Same-store NOI of -1% to 1% for the full year

•	JV FFO of $1.1 million

•	General and administrative expense of approximately $23 million to $24 million

•	Restructuring charges of approximately $1.5 million primarily related to the sublease of corporate office space

•	Issuance of $175 million of secured debt at an interest rate of approximately 4.45% in the second quarter, with proceeds to be used to paydown or retire other outstanding debt

•	The Company plans to sell additional properties in 2011 depending upon market conditions, including previously depreciated assets, the impact of which is not included in our FFO and EPS guidance above.

•	The Company may issue additional equity in 2011, depending on market conditions, the impact of which is not included in our FFO and EPS guidance above.
A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.
FFO Definition
First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.
< more >

About First Industrial Realty Trust, Inc.
First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development 74 million square feet of industrial space. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.
Forward-Looking Information
This press release and the conference call to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,”, “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2009 and in the Company’s subsequent ‘34 Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission.
< more >

A schedule of selected financial information is attached.
First Industrial Realty Trust, Inc. will host a quarterly conference call at 10:00 a.m. CST, 11:00 a.m. EST, on Thursday, February 24, 2011. The conference call may be accessed by dialing (866) 542-2938 and the passcode is “First Industrial”. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.
The Company’s fourth quarter and full year 2010 supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.
Contact:	Art Harmon Senior Director, Investor Relations and Corporate Communications 312-344-4320
< more >

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Statement of Operations and Other Data:
Total Revenues (b)	$72,374	$75,813	$288,541	$351,838

Property Expenses	(24,031)	(23,940)	(94,725)	(97,427)
General & Administrative Expense	(5,358)	(7,694)	(26,589)	(37,835)
Restructuring Costs	(309)	(1,610)	(1,858)	(7,806)
Impairment of Real Estate	(10,578)	—	(35,853)	(5,617)
Depreciation of Corporate F,F&E	(458)	(523)	(1,975)	(2,192)
Depreciation and Amortization of Real Estate	(27,091)	(27,457)	(109,542)	(112,200)
Construction Expenses (b)	(51)	(2,153)	(507)	(52,720)

Total Expenses	(67,876)	(63,377)	(271,049)	(315,797)

Interest Income	1,244	1,071	4,364	3,084
Interest Expense	(27,211)	(28,662)	(106,102)	(114,919)
Amortization of Deferred Financing Costs	(1,061)	(810)	(3,473)	(3,030)
(Loss) Gain from Early Retirement of Debt	(320)	12,397	(4,304)	34,562
Mark-to-Market Gain (Loss) on Interest Rate Protection Agreements	681	806	(1,107)	3,667
Foreign Currency Exchange Loss, Net	—	—	(190)	—

Loss from Continuing Operations Before Gain on Sale of Joint Venture Interest, Equity in Income (Loss) of Joint Ventures and Income Tax (Provision) Benefit	(22,169)	(2,762)	(93,320)	(40,595)

Gain on Sale of Joint Venture Interest	1,352	—	11,226	—
Equity in Income (Loss) of Joint Ventures (c)	950	(2,161)	675	(6,470)
Income Tax (Provision) Benefit	(536)	13,962	(2,963)	25,163

(Loss) Income from Continuing Operations	(20,403)	9,039	(84,382)	(21,902)

(Loss) Income from Discontinued Operations (Including Gain on Sale of Real Estate of $1,525 and $9,152 for the Three Months Ended December 31, 2010 and December 31, 2009, respectively, and $11,092 and $24,206 for the Year Ended December 31, 2010 and December 31, 2009, respectively) (d)	(4,812)	10,679	(137,754)	27,681
Provision for Income Taxes Allocable to Discontinued Operations (Including $0 and $1,344 Allocable to Gain on Sale of Real Estate for the Three Months Ended December 31, 2010 and December 31, 2009, respectively, and $0 and $1,462 for the Year Ended December 31, 2010 and December 31, 2009, respectively) (d)	—	(1,620)	—	(1,824)

(Loss) Income Before (Loss) Gain on Sale of Real Estate	(25,215)	18,098	(222,136)	3,955

(Loss) Gain on Sale of Real Estate	—	(347)	859	374
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	—	(342)	(143)

Net (Loss) Income	(25,215)	17,751	(221,619)	4,186

Net Loss (Income) Attributable to the Noncontrolling Interest	2,241	(1,553)	18,798	1,547

Net (Loss) Income Attributable to First Industrial Realty Trust, Inc.	(22,974)	16,198	(202,821)	5,733

Preferred Dividends	(4,854)	(4,922)	(19,677)	(19,516)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(27,828)	$11,276	$(222,498)	$(13,783)

RECONCILIATION OF (LOSS) INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (e) AND FAD (e)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(27,828)	$11,276	$(222,498)	$(13,783)

Depreciation and Amortization of Real Estate	27,091	27,457	109,542	112,200
Depreciation and Amortization of Real Estate Included in Discontinued Operations	3,399	7,859	25,054	35,471
Noncontrolling Interest	(2,241)	1,553	(18,798)	(1,547)
Depreciation and Amortization of Real Estate — Joint Ventures (c)	(187)	1,019	947	4,994
Non-NAREIT Compliant Gains	(1,525)	(9,153)	(11,073)	(24,231)
Non-NAREIT Compliant Gains from Joint Ventures (c)	(350)	(13)	(231)	(74)

Funds From Operations (NAREIT) (“FFO”) (e)	$(1,641)	$39,998	$(117,057)	$113,030

Loss (Gain) from Early Retirement of Debt	320	(12,397)	4,304	(34,562)
Restricted Stock Amortization	1,373	2,142	6,040	13,015
Amortization of Deferred Financing Costs	1,061	810	3,473	3,030
Depreciation of Corporate F,F&E	458	523	1,975	2,192
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(681)	(806)	1,107	(3,667)
Joint Venture Impairment	—	1,558	—	7,185
Impairment of Real Estate	10,578	—	35,853	5,617
Impairment of Real Estate Included in Discontinued Operations	10,957	—	158,699	1,317
Non-Incremental Capital Expenditures	(16,289)	(11,800)	(42,476)	(34,250)
Straight-Line Rent	(2,113)	(2,500)	(7,041)	(8,350)

Funds Available for Distribution (“FAD”) (e)	$4,023	$17,528	$44,877	$64,557

FIRST INDUSTRIAL REALTY TRUST, INC.
Selected Financial Data
(In thousands, except for per share/unit)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
RECONCILIATION OF NET (LOSS) INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (e) AND NOI (e)

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(27,828)	$11,276	$(222,498)	$(13,783)

Interest Expense	27,225	28,813	106,166	115,421
Restructuring Costs	309	1,610	1,858	7,806
Joint Venture Impairment	—	1,558	—	7,185
Impairment of Real Estate	10,578	—	35,853	5,617
Impairment of Real Estate Included in Discontinued Operations	10,957	—	158,699	1,317
Depreciation and Amortization of Real Estate	27,091	27,457	109,542	112,200
Depreciation and Amortization of Real Estate Included in Discontinued Operations	3,399	7,859	25,054	35,471
Preferred Dividends	4,854	4,922	19,677	19,516
Provision (Benefit) for Income Taxes	536	(12,342)	3,305	(23,196)
Noncontrolling Interest	(2,241)	1,553	(18,798)	(1,547)
Loss (Gain) from Early Retirement of Debt	320	(12,397)	4,304	(34,562)
Amortization of Deferred Financing Costs	1,061	810	3,473	3,030
Depreciation of Corporate F,F&E	458	523	1,975	2,192
Depreciation and Amortization of Real Estate — Joint Ventures (c)	(187)	1,019	947	4,994
Non-NAREIT Compliant Gains	(1,525)	(9,153)	(11,073)	(24,231)
Non-NAREIT Compliant Gains from Joint Ventures (c)	(350)	(13)	(231)	(74)

EBITDA (e)	$54,657	$53,495	$218,253	$217,356

General and Administrative Expense	5,358	7,694	26,589	37,835
Foreign Currency Exchange Loss, Net	—	—	190	—
Mark-to-Market (Gain) Loss on Interest Rate Protection Agreements	(681)	(806)	1,107	(3,667)
NAREIT Compliant Economic Loss (Gains) (e)	—	348	(878)	(349)
Joint Venture Impairment	—	(1,558)	—	(7,185)
FFO of Joint Ventures (e)	(1,912)	(1,011)	(17,569)	(9,626)

Net Operating Income (“NOI”) (e)	$57,422	$58,162	$227,692	$234,364

RECONCILIATION OF (LOSS) GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC (LOSS) GAINS (e)

(Loss) Gain on Sale of Real Estate	$—	$(347)	$859	$374
Gain on Sale of Real Estate included in Discontinued Operations	1,525	9,152	11,092	24,206
Non-NAREIT Compliant Gains	(1,525)	(9,153)	(11,073)	(24,231)

NAREIT Compliant Economic (Loss) Gains (e)	$—	$(348)	$878	$349

Weighted Avg. Number of Shares/Units Outstanding — Basic/Diluted (f)	69,413	66,135	68,327	54,261
Weighted Avg. Number of Shares Outstanding — Basic/Diluted (f)	64,049	60,690	62,953	48,695

Per Share/Unit Data:
FFO (NAREIT)	$(1,641)	$39,998	$(117,057)	$113,030
Less: Allocation to Participating Securities	—	(217)	—	—

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$(1,641)	$39,781	$(117,057)	$113,030
- Basic/Diluted (a) (f)	$(0.02)	$0.60	$(1.71)	$2.08

(Loss) Income from Continuing Operations, including (Loss) Gain on Sale of Real Estate, Net of Income Tax	$(20,403)	$8,692	$(83,865)	$(21,671)
Less: Noncontrolling Interest Allocable to Continuing Operations and (Loss) Gain on Sale of Real Estate	1,863	(801)	8,067	4,179
Less: Preferred Dividends	(4,854)	(4,922)	(19,677)	(19,516)
Less: Allocation to Participating Securities	—	(17)	—	—

(Loss) Income from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(23,394)	$2,952	$(95,475)	$(37,008)
- Basic/Diluted (a) (f)	$(0.37)	$0.05	$(1.52)	$(0.76)

Net (Loss) Income Available	$(27,828)	$11,276	$(222,498)	$(13,783)
Less: Allocation to Participating Securities	—	(66)	—	—

Net (Loss) Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(27,828)	$11,210	$(222,498)	$(13,783)
- Basic/Diluted (a) (f)	$(0.43)	$0.18	$(3.53)	$(0.28)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$2,618,767	$3,319,764
Real Estate and Other Held For Sale, Net	392,291	37,305
Total Assets	2,750,054	3,204,586
Debt (including amounts classified as Held for Sale)	1,742,776	1,998,332
Total Liabilities	1,857,910	2,130,339
Total Equity	$892,144	$1,074,247

a)	On January 1, 2009, the Company adopted newly issued accounting guidance which requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three and twelve months ended December 31, 2010 and twelve months ended December 31, 2009, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.

b)	Construction Revenues, included within Total Revenues, and Construction Expenses include revenues and expenses associated with the Company acting in the capacity of development manager for certain third party development projects. Additionally, construction revenues and expenses include amounts relating to the sale of industrial units that the Company developed to sell.

c)	Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT Compliant Gains (Loss).

d)	Accounting for discontinued operations issued by the FASB requires that the operations and gain (loss) on sale of qualifying properties sold and properties that are classified as held for sale be presented in discontinued operations. It also requires that prior periods be restated.

e)	Investors in and analysts following the real estate industry utilize FFO, NOI, EBITDA and FAD, variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT Compliant Gains (Loss).

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI, plus the equity in FFO of the Company’s joint ventures which are accounted for under the equity method of accounting, plus Joint Venture impairment, plus NAREIT Compliant Economic Gains (Loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, plus or minus foreign currency exchange loss or gain, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA, minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP), as a measure of results of operations, or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD, as currently calculated by the Company, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. The Company adopted the following definition of its same store pool of properties: Same store properties, for the period beginning January 1, 2010, include all properties owned prior to January 1, 2009 and held as an operating property through the end of the current reporting period and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2009 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent and the amortization of above/below market rent. For the quarters ended December 31, 2010 and December 31, 2009, NOI was $57,422 and $58,162, respectively; NOI of properties not in the Same Store Pool was $2,438 and $1,519, respectively; the impact of straight-line rent and the amortization of above/below market rent was $3,010 and $3,154, respectively. The Company excludes straight-line rents and above/below market rent amortization in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

f)	Pursuant to guidance issued by the FASB regarding the calculation of earnings per share, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share.